UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐Definitive Proxy Statement.

☑Definitive Additional Materials.

☐Soliciting Material Pursuant to §240.14a-12.

GREEN PLAINS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2020

The following information supplements and amends the 2020 Proxy Statement (the “Proxy Statement”) of Green Plains Inc. (the “Company”), first made available to our shareholders on March 26, 2020, in connection with the solicitation of proxies by our board of directors for the 2020 Annual Meeting of Shareholders to be held at 10:00 a.m., Central Standard Time, on Wednesday, May 6, 2020 as an online meeting conducted exclusively at www.meetingcenter.io/286203065 and for any adjournments or postponements thereof. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission on April 14, 2020. The information contained in this Supplement modifies and supersedes any inconsistent information contained in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE 2020 PROXY STATEMENT

Except as supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Supplement in its entirety together with the Proxy Statement.

This supplemental disclosure is being provided to our shareholders to update information regarding the composition of our board of directors.

As described in Green Plains Inc. proxy statement for its 2020 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 6, 2020, the Board is committed to recruiting highly qualified director candidates with diverse backgrounds, inclusive of gender, race, ethnicity, age, sexual orientation and gender identity. In that regard, the Board has retained a national search company and is well underway in a search for a new director to join the Board and is committed to appointing a female director to the Board by no later than the end of 2020.

If you have already voted your shares with respect to the 2020 Annual Meeting, you do not need to resubmit your vote or to complete a new proxy card. Any shareholder who desires to revoke or change a previously executed proxy, based on the information set forth in this Supplement or otherwise, may do so in the manner described in the Proxy Statement.

Forward-Looking Statements

These additional materials contain forward-looking statements, including statements regarding the Company's director recruitment objectives and commitments. These forward-looking statements involve substantial risks and uncertainties, including but not limited to, that the Company may not be successful in achieving its stated commitment within the anticipated timeframe stated in this report. Other important risks and uncertainties are detailed in the Company's reports and other filings with the SEC; including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.